As filed with the Securities and Exchange Commission on October 9, 2003
Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMERIGROUP Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6324 (Primary Standard Industrial Classification Code Number)	54-1739323 (I.R.S. Employer Identification Number)

4425 Corporation Lane

Virginia Beach, Virginia 23462
(757) 490-6900
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Stanley F. Baldwin, Esq.

4425 Corporation Lane
Virginia Beach, Virginia 23462
(757) 490-6900
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Stacy J. Kanter, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 4 Times Square New York, New York 10036 (212) 735-3000	William J. Grant, Esq. Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019 (212) 728-8000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☑ (333-108831)

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

	Proposed Maximum
Title of Each Class	Aggregate	Amount of
of Securities to Be Registered	Offering Price(1)	Registration Fee

Common Stock, par value $0.01 per share	$24,063,750	$1,947

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

      This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (“Rule 462(b)”), and includes the registration statement facing page, this explanatory note, the signature page, an exhibit index and the required opinion and consents. Pursuant to Rule 462(b), the contents of the registration statement on Form S-3 (File No. 333-108831) of AMERIGROUP Corporation, which was declared effective by the Securities and Exchange Commission at 3:00 p.m. EDT, on Thursday, October 9, 2003, are incorporated by reference into this registration statement.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Virginia Beach, State of Virginia, on October 9, 2003.

AMERIGROUP CORPORATION

By:	/s/ STANLEY F. BALDWIN

Name: Stanley F. Baldwin

Title:	Executive Vice President,

General Counsel and Secretary

POWER OF ATTORNEY

      Each of the undersigned officers and directors of AMERIGROUP Corporation, a Delaware corporation, hereby constitutes and appoints Jeffrey L. McWaters and Stanley F. Baldwin and each of them, severally, as his or her behalf, to sign in any and all capacities this Registration Statement and any and all amendments (including post-effective amendments) and exhibits to this Registration Statement, and subsequent Registration Statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and any and all amendments (including post-effective amendments) and exhibits thereto, and any and all applications and other documents relating thereto, with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Jeffrey L. McWaters	Chairman and Chief Executive Officer	October 9, 2003
* Kathleen K. Toth	Chief Accounting Officer (principal financial officer)	October 9, 2003
* William J. McBride	Director	October 9, 2003
* Carlos A. Ferrer	Director	October 9, 2003

Signature	Title	Date

* Uwe E. Reinhardt, Ph.D.	Director	October 9, 2003
* Richard D. Shirk	Director	October 9, 2003

*By:	/s/ STANLEY F. BALDWIN _______________________________________________ Stanley F. Baldwin Attorney-in-fact

EXHIBIT INDEX

Exhibit
Number	Description

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
23.1	Consent of KPMG LLP, Independent Accountants, with respect to the financial statements of the registrant.
23.2	Consent of KPMG LLP, Independent Accountants, with respect to the financial statements of PHP Holdings, Inc.
23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in exhibit 5.1).
24.1	Power of Attorney (Filed as Exhibit 24.1 to the Company’s Registration Statement on Form S-3 (File No. 333-108831) and incorporated herein by reference).